Exhibit 1

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of ViewRay, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: January 27, 2016	KEARNY VENTURE PARTNERS, L.P.

	By:	Kearny Venture Associates, LLC,
Its General Partner

	By:	/s/ Caley Castelein
Managing Member

KEARNY VENTURE ASSOCIATES, LLC

	By:	/s/ Caley Castelein
Managing Member